QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

[MERGE LOGO]

        NEWS RELEASE
For Immediate Release

        Contact: Beth Frost-Johnson, SVP-Marketing
Richard Linden, President & CEO
(414) 977-4000

MERGE EFILM CLOSES ACQUISITION OF
ACCUIMAGE DIAGNOSTICS CORP

Acquisition Accelerates Entry Into Advanced Visualization;
Increases Value Proposition for FUSION RIS/PACS and OEM/VAR Customers

        Milwaukee, WI, January 28, 2005—Merge Technologies Incorporated (NASDAQ: MRGE), d.b.a. Merge eFilm, today announced the closing of the acquisition of AccuImage Diagnostics Corp. (OTCBB: AIDP.OB), a leader in the development, marketing and support of software for advanced visualization, analysis and management of medical imaging data from medical imaging modalities. The transaction for the acquired California-based publicly traded company was priced at $6 million in cash.

        Richard Linden, Merge eFilm's President and CEO, said, "The clinical depth and capabilities of AccuImage will strengthen the Merge eFilm FUSION RIS/PACS™ value proposition to both our end user and OEM/VAR customers. We will leverage this acquisition for our end user customers to set a new standard in advanced visualization integrated within comprehensive RIS/PACS workflow. When integrated into our FUSON RIS/PACS, these advanced visualization tools will be accessible throughout our customers' healthcare enterprise, bringing them a competitive advantage and new sources of revenue. In addition, our OEM/VAR customers will be able to incorporate AccuImage software applications into their solutions, adding value to their product lines and positioning them to enter new market segments.

        "We are pleased to welcome an exceptional team of talented individuals into the Merge eFilm organization, adding to our existing breadth and depth of intellectual capital. We look forward to the contributions that they will bring," said Linden.    Merge eFilm will maintain AccuImage's San Francisco office.

        The AccuImage software portfolio, used by radiologists and specialty physicians such as cardiologists, gastroenterologists, pulmonologists and orthopedic surgeons, brings value to its customers by reducing the time physicians need for reviewing and reporting cases, enhancing the interpretation of studies, and providing additional sources of revenue. AccuImage's advanced visualization tools released or in development include advanced 3D/4D visualization, Calcium Scoring, Virtual Colonoscopy, CT Angiography, Lung Nodule Detection, Visceral Fat Measurement, and Image Stitching.

###

About Merge eFilm

Merge eFilm is a global healthcare software and services company focused on accelerating the productivity of imaging centers, small-to medium-sized hospitals and clinics with a suite of RIS/PACS products that more efficiently streamline, integrate and distribute image and information workflow across the healthcare enterprise. Since 1987, we have leveraged our healthcare integration and connectivity experience to create workflow solutions that improve our customers' productivity and enhance the quality of care they provide. For additional information, visit our website at www.merge- efilm.com

About AccuImage

AccuImage Diagnostics Corp. is a leader in the development, marketing and support of software for visualization, analysis and management of medical imaging data. Our software's primary function is to enhance physicians' interpretation of data from medical imaging modalities, such as computer tomography and magnetic resonance imaging through the application of three dimensional computer graphics and image processing technologies. For additional information, visit our website at www.accuimage.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words: believes, intends, anticipates, expects, and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, ability to integrate acquisitions, unexpected outcomes to any pending or future litigation, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

QuickLinks

MERGE EFILM CLOSES ACQUISITION OF ACCUIMAGE DIAGNOSTICS CORP